Exhibit 10.5

TAG-ALONG RIGHTS AGREEMENT

To each Holder of a Warrant to Purchase Common Stock of Digerati Technologies, Inc. and all assignees, transferees and successors of such Holder:

Reference is made to the Warrant to Purchase Common Stock of Digerati Technologies, Inc. (the “Warrant”) dated as of November 17, 2020 issued by Digerati Technologies, Inc. pursuant to or in connection with the Credit Agreement (as defined in the Warrant). This agreement is the Tag-Along Rights Agreement referenced in Section 5.4 of the Warrant. All capitalized terms used in this agreement which are defined in the Warrants are used as defined in the Warrants unless the context otherwise requires.

The Sponsors (as defined below) each currently own the number of Shares, or securities convertible into or exercisable or exchangeable for Shares, as set forth on the Schedule of Sponsors attached as Exhibit A (the “Schedule of Sponsors”).

The undersigned stockholders and/or option holders, in each case together with its or their respective Affiliates (collectively, the “Sponsors”), hereby warrant, covenant and agree with the holder of the Warrant and any Warrant Shares, its successors, assignees and transferees (collectively, the “Holders”) as follows:

1. Tag-Along Rights.

(a) Subject to Section 1(b) below, if any Sponsor (“Selling Sponsor”) proposes any sale (a “Sale”) of Shares (or any securities convertible into or exercisable or exchangeable for Shares) or T3 Shares or any other shares of T3 Nevada’s Capital Stock, any equity interests in T3 Nevada into which such Capital Stock shall have been changed or any equity interests resulting from any reclassification of such equity interests and any other class of equity interests or Capital Stock of T3 Nevada now or hereafter authorized having the right to share in distributions either of earnings or assets of the T3 Nevada without limit as to amount or percentage (or any securities convertible into or exercisable or exchangeable for the foregoing), held by such Sponsor as of the date hereof or in the future, (collectively, the “Transfer Shares”), directly or indirectly, then the Selling Sponsor shall permit each Holder to participate as a seller in such transaction such that such Holder exercising its right of co-sale hereunder shall be entitled to sell a percentage of the Warrant Shares which would equal one Warrant Share for each Share (or each Share issuable upon conversion, exercise or exchange of other securities) that the proposed purchaser (a “Proposed Purchaser”) is willing to acquire in the transaction, multiplied by such Holder’s respective percentage ownership, immediately prior to the sale, of the Shares Deemed Outstanding plus the Warrant Shares (the resulting number of Warrant Shares, the “Available Tag-Along Shares”); provided, however, that if the Proposed Purchaser is acquiring Transfer Shares other than Shares (or Shares issuable upon conversion, exercise or exchange of other securities), then the Available Tag-Along Shares shall be calculated in an economically equivalent manner as if the Proposed Purchaser were acquiring Shares (or Shares issuable upon conversion, exercise or exchange of other securities).

(b) The Company shall be permitted to adopt a Rule 10b5-1 plan that allows the Sponsors to sell up to 20% of the Shares held by the applicable Sponsor as of the date hereof, and, notwithstanding Section 1(a) above, following the first (1st) anniversary of the Company or T3 Nevada becoming listed on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the New York Stock Exchange, such Shares of the applicable Sponsor sold pursuant to such Rule 10b5-1 plan shall not be subject to the Holder’s tag-along rights set forth in Section 1(a) above.

2. Terms and Conditions. Each Sponsor hereby covenants and agrees as follows:

(a) The Selling Sponsor shall give each Holder written notice of a proposed Sale not less than fifteen (15) Business Days before such Sale is to take place. The notice (“Sale Notice”) shall set forth:

(i) the name and address of the Proposed Purchaser,

(ii) the name and address of each Holder as shown on the records of the Company, the number of Warrants held by each Holder, and the number of Issuable Warrant Shares underlying each such Warrant,

(iii) the number of Transfer Shares proposed to be transferred, issuer of the Transfer Shares, class of the Transfer Shares and the number of shares issuable upon conversion, exercise or exchange of any other securities to be transferred by the undersigned,

(iv) the Available Tag-Along Shares,

(v) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser, and

(vi) the signed agreement of the Proposed Purchaser acknowledging that such Proposed Purchaser has been informed of this agreement and has agreed to purchase Warrant Shares in accordance with the terms hereof.

(b) The tag-along rights provided in this agreement may be exercised by any Holder (an “Electing Holder”) by delivery of a written notice (the “Tag-Along-Notice”) to the Selling Sponsor (with a copy to each other Holder) within ten (10) Business Days after receipt of the Sale Notice. The Tag-Along Notice shall state the number of Warrant Shares (equal to or less than the number of Available Tag-Along Shares) which the Holder wishes to include in such sale to the Proposed Purchaser (the “Elected Tag-Along Shares”).

(c) The Proposed Purchaser shall purchase from each Electing Holder such Electing Holder’s Elected Tag-Along Shares or, at the election of either the Electing Holder or the Proposed Purchaser, a number of Warrant Shares that may be exercised for the Elected Tag-Along Shares.

(d) Any Warrant Shares purchased from the Holders pursuant to this Tag-Along Rights Agreement shall be purchased at the same price per Share (or price per Share corresponding to the price per Transfer Share for Transfer Shares other than Shares (or Shares issuable upon conversion, exercise or exchange of other securities)), and otherwise on the same terms and conditions as the proposed Sale (it being understood and agreed that such terms and conditions do not include the making of any representations and warranties, indemnities or other similar agreements by the Holders other than representations, warranties, and indemnities as to such Holder’s ownership of such Warrant Shares and the due authority to sell such Warrant Shares).

(e) Regardless of the form of consideration offered in the Sale, the Holders shall have the right to substitute cash in the amount of the Fair Value of any non-cash consideration proposed to be received in connection with the Sale.

3. Ownership. The Sponsors severally represent and warrant that each is the sole legal and beneficial owner of those Shares he currently holds subject to the Agreement and that no other person has any interest (other than a community property interest) in such shares.

4. Benefit and Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assignees and transferees.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the Sponsors and the Holder as of the date of the Warrant.

SPONSORS:

Art Smith

Antonio Estrada, Jr.

Craig Clement

HOLDER:

POST ROAD SPECIAL OPPORTUNITY
FUND II LP

By:
Name:
Title:

[Signature Page to Tag-Along Agreement]

EXHIBIT A

Schedule of Sponsors